                                                                   EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 1996 included in Crescent Real Estate Equities Company's Form 10-K for the year ended December 31, 1995, and of our reports dated March 11, 1994 on Caltex House, June 30, 1994 on Regency Plaza One, August 16, 1994 on Waterside Commons, September 9, 1994 on Two Renaissance Square, February 17, 1995 on East West Properties, May 10, 1995 on MCI Tower and Denver Marriott City Center, July 14, 1995 on Ptarmigan Place, November 17, 1995 on Albuquerque Facility and The Hyatt Regency of Albuquerque, January 5, 1996 on Stanford Corporate Centre, February 15, 1996 on 301 Congress and July 19, 1996 on Greenway Plaza included in Crescent Real Estate Equities Company's Form 8-K and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN, LLP

Dallas, Texas
March 6, 1997